SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 6, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)

              51 James Way, Eatontown, New Jersey         07724
            (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code  (732) 542-2800

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

      Effective June 1, 2002, we entered into (i) a Settlement Agreement (the "Settlement Agreement") with MTF and Synthes, (ii) a Second Amended and Restated Processing Agreement (the "Processing Agreement") with Musculoskeletal Transplant Foundation and its parent, Biocon Inc. (collectively "MTF"), and
(iii) a License Agreement (the "License Agreement") with MTF and Synthes Spine Company, L.P. ("Synthes").

Settlement Agreement

      Pursuant to the Settlement Agreement, Osteotech, MTF and Synthes settled the lawsuit entitled "Musculoskeletal Transplant Foundation and Synthes Spine Co. L.P. v. Osteotech, Inc and Osteotech Investment Corp; and Osteotech, Inc. and Osteotech Investment Corp. v. Musculoskeletal Transplant Foundation and Synthes Spine Co. L.P., Civ. No. 00-4869 (JWB)", pending in the United States District Court for the District of New Jersey (the "Action"). In this suit, MTF and Synthes sought declaratory judgment that they did not infringe Osteotech's patent numbers 5,290,558 (the "558 patent") and 5,284,655 (the "655 patent") through the manufacture, use, sale and/or offer for sale of bone products composed of demineralized bone particles and carriers that form flowable gel-like or malleable putty compositions, including MTF's DBX(R) product. They also sought to invalidate the claims of the 558 and 655 patents and to have them declared unenforceable. Osteotech countersued both MTF and Synthes for, among other things, infringing the claims of both the 558 and 655 patents related to MTF's and Synthes' development and sale of proprietary demineralized bone tissue products, including MTF's DBX(R)product.

      Under the terms of the Settlement Agreement, the Action was dismissed with prejudice and we, on the one hand, and MTF and Synthes, on the other hand, released each other from all claims which had been asserted or could have been asserted in the Action. MTF and Synthes also agreed not to challenge the validity or enforceability of any claims of the 558 patent and the 655 patent and to waive any invalidity or unenforceability defenses with respect to the 558 patent and the 655 patent.

Processing Agreement

      The Processing Agreement supersedes and replaces our processing agreement with MTF dated September 11, 2000. Under the Processing Agreement MTF is obligated to provide us with certain minimum amounts of allograft bone tissue from donors through December 31, 2008. The amount of tissue to be provided under the Processing Agreement during the first year of its term will be approximately 70% more per month than the amount of tissue provided to us by MTF during the 12 months preceding the effective date of the Processing Agreement. The amount of tissue to be provided increases approximately 8% to 9% each year on an annual basis through 2006, remains constant from 2006 through 2007 and decreases by approximately 12% from 2007 to 2008. We will process certain of the tissue provided to us into base tissue products, Grafton(R) DBM and Graftech(TM) Bio-implant tissue forms that will be distributed to hospital end-users by MTF under the MTF label. MTF will pay us processing fess for our processing of this tissue. MTF will also provide us with tissue from donors that do not fall within MTF's current age criteria. We will reimburse MTF for its recovery costs for this tissue and will process the tissue into base tissue products, Grafton(R) DBM and Graftech(TM) Bio-implant tissue forms that we will distribute to hospital end-users under the Osteotech label.

      The Processing Agreement terminates on December 31, 2008, but can be terminated earlier by either party in the event that the other party materially breaches the agreement, the other party files for bankruptcy or is adjudged insolvent or the other party fails to comply with new or additional regulations implemented by the Food and Drug Administration. MTF can terminate the Processing Agreement if it determines to end its program of procuring and distributing tissue or if Regeneration Technologies Inc. acquires a controlling interest in Osteotech.

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License Agreement

      Under the License Agreement we granted MTF and Synthes a non-exclusive, worldwide license under the 558 patent and the "655 patent" (and any foreign counterparts) to make, use, sell, offer to sell, distribute, import and/or export certain bone filler products, including MTF's DBX(R) product, that are comprised of demineralized and/or partially demineralized bone powder in certain carriers. The License Agreement also grants a non-exclusive, worldwide license to MTF and Synthes under certain of our other patents which may be used by MTF and Synthes to process and distribute such licensed bone filler products. MTF and Synthes are not allowed to grant sublicenses, except in certain limited circumstances.

      In addition to the donor tissue being provided to us by MTF under the terms of the Processing Agreement, MTF will pay us $500,000 in each of January 2009 and January 2010. In the event MTF fails to comply with its obligation to deliver donor tissue to us under the Processing Agreement we will be entitled to immediate preliminary and final injunctive relief and specific performance in respect of such obligations. In the event MTF and Synthes withdraw from the market all products covered by the license granted under the License Agreement, MTF shall continue to provide the tissue it is required to deliver to us under the Processing Agreement for a period of 24 months after the date of such withdrawal. Upon expiration of the 24 month period, MTF can terminate the License Agreement and its obligation to provide tissue to us under the Processing Agreement upon six months' notice. If after such termination any of the products covered by the license granted under the License Agreement is reintroduced to the market by either MTF or Synthes, the License Agreement and the Processing Agreement shall be reinstated as of the date of such reintroduction as if such termination had never taken place. Under the License Agreement, Synthes confirmed that tissue provided to us by MTF under the Processing Agreement can be processed by us into our Graftech(TM) Bio-implants. Previously, MTF had been prohibited from doing so pursuant to agreements it has with Synthes.

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Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2002) filed with the Securities and Exchange Commission.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2002

                                                    OSTEOTECH, INC.
                                        ----------------------------------------
                                                     (Registrant)


                                        By: /s/ Michael J. Jeffries
                                            ------------------------
                                            MICHAEL J. JEFFRIES
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                             and Principal Accounting Officer)